UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2021

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Fitzwilliam Square South, Dublin, Ireland	D02 FH68
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Warrants to receive one share of Class A Common Stock at an exercise price of $11.50 per share	NVTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 19, 2021, Navitas Semiconductor Corporation (formerly known as Live Oak Acquisition Corp. II (“LOKB”)), a Delaware corporation (the “Company”), consummated (the “Closing”) the previously announced business combination pursuant to that certain business combination agreement and plan of reorganization, dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB, and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (the “Business Combination”). In connection with the Closing, the Company adopted its Second Amended and Restated Certificate of Incorporation, dated October 19, 2021 (the “Current Charter”). In this Current Report on Form 8-K, we refer to the Company at all times prior to the Closing as “LOKB.”

Under LOKB’s Amended and Restated Certificate of Incorporation, dated December 2, 2020 (the “Prior Charter”), to which LOKB was subject prior to the Closing, LOKB was required to provide all holders of shares of its Class A Common Stock included as part of the units sold in LOKB’s initial public offering (“IPO Shares”) with the opportunity to have their IPO Shares redeemed at Closing pursuant to, and subject to the limitations of, the Prior Charter; provided, however, that LOKB was not permitted to redeem IPO Shares to the extent such redemption would result in LOKB’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended (or any successor rule)) in excess of $5 million.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within the control of the issuer require common stock subject to redemption to be classified outside of permanent equity. In (i) LOKB’s financial statements as of and for the periods ended December 31, 2020 (the “2020 Financial Statements”), included in the Annual Report on Form 10-K/A filed by LOKB with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 2021 (as so amended, the “2020 Form 10-K”), and (ii) LOKB’s financial statements as of and for the three and nine months ended September 30, 2021 (the “Q3 2021 Financial Statements” and, together with the 2020 Financial Statements, the “Financial Statements”), included in the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 12, 2021 (the “Q3 2021 Form 10-Q”), a portion of the IPO Shares was classified in permanent equity, or total stockholders’ (deficit) equity. Although the Prior Charter did not specify a maximum redemption threshold, the Prior Charter provision described above did not permit the redemption of IPO Shares in an amount that would cause LOKB’s net tangible assets at Closing to be less than $5,000,001. Management has now determined, after consultation with its advisors, that the IPO Shares could have been redeemed or become redeemable subject to the occurrence of future events considered to be outside LOKB’s control. Accordingly, the Company’s management has concluded that all IPO Shares should have been presented in the Financial Statements as temporary equity, and that LOKB, notwithstanding its reliance on guidance from LOKB advisors, should have recognized accretion, from the initial book value to redemption value at the time of LOKB’s initial public offering and in accordance with ASC 480, for the periods presented above when the provisions of the Prior Charter applied.

Our Current Charter does not have these provisions so we do not expect to present this information for the fourth quarter of 2021 or future periods.

On November 20, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify IPO Shares subject to possible redemption in temporary equity. The Company plans to reflect this reclassification in an amendment to the 2020 Form 10-K and an amendment to the Q3 2021 Form 10-Q, both to be filed with the SEC.

In addition, the Company’s management has concluded that, as of September 30, 2021, there was a material weakness in LOKB’s internal control over financial reporting relating to the interpretation and accounting for certain complex features of the IPO Shares.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Withum Smith+Brown, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navitas Semiconductor Corporation

Date: November 22, 2021
	By:	/s/ Gene Sheridan
	Name:	Gene Sheridan
	Title:	Chief Executive Officer

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